UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 13, 2013
(Date of earliest event reported: August 13, 2013)

 Revlon Consumer Products Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-59650	13-3662953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
237 Park Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 7.01. Regulation FD Disclosure.

I. Launch of Bank Term Loan Amendment

The purpose of this Current Report on Form 8-K is to disclose for purposes of Regulation FD certain information which will be provided to lenders in connection with a meeting that Revlon Consumer Products Corporation (‘‘RCPC’’), the wholly owned operating subsidiary of Revlon, Inc. (‘‘Revlon’’ and, together with RCPC the ‘‘Company’’), will have relating to a possible amendment to RCPC's existing bank term loan facility.

RCPC is making a presentation (the "Presentation") on August 13, 2013 to a group of lenders in connection with the launch of a possible amendment of RCPC's existing bank term loan facility that would: (a) permit RCPC’s consummation of the acquisition of The Colomer Group Participations, S.L. (“TCG”) under the previously-disclosed share purchase agreement (the “Acquisition”); and (b) permit RCPC’s incurring up to approximately $700 million of bank term loan debt that RCPC would use as a source of funds to consummate the Acquisition (the “Amendment”).

While the Company expects to consummate the Amendment in August 2013, there can be no assurances that such Amendment will be obtained or consummated and/or that the Acquisition will be consummated. If the Amendment is consummated, the commitment of Citigroup Global Markets Inc. previously disclosed by RCPC on August 5, 2013 to provide a new $1.375 billion term loan facility to replace RCPC's existing bank term loan facility and fund the Acquisition would instead become a commitment to provide up to approximately $700 million of additional term loan debt under RCPC's existing bank term loan facility to fund the Acquisition (for a total of up to approximately $1.375 billion of term loan debt under the existing bank term loan facility). RCPC was in compliance with all applicable covenants under its existing bank term loan agreement as of June 30, 2013 and the date of this filing.

II. Information Provided to Prospective Lenders

In addition to publicly available information regarding the Company, the Presentation will include certain information that was previously non-public information. Accordingly, the Presentation (which for purposes of Regulation FD the Company is disclosing to the public in this Current Report on Form 8-K) is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference in its entirety into this Item 7.01.

The Presentation includes certain non-GAAP measures regarding the Company and non-IFRS measures in the case of TCG, such as Adjusted EBITDA and free cash flow.  All non-GAAP and non-IFRS financial measures included in the Presentation are reconciled to their respective most directly comparable GAAP and IFRS measures in the appendices to the Presentation.

The pro forma adjustments reflected in Exhibit 99.1 are based upon available information and certain assumptions that the Company's management believes are reasonable. The pro forma capitalization and financial ratio information is for informational purposes only, does not purport to represent results of operations or the financial position that actually would have occurred had such transactions been consummated previously and has not been prepared in accordance with Regulation S-X. The pro forma information does not purport to project the results of operations for any future period.

In accordance with General Instruction B.2 to the Form 8-K, the information under this Item 7.01 shall be deemed to be "furnished" to the SEC and not be deemed to be "filed" with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Forward-Looking Statements

Statements made in this Form 8-K, which are not historical facts, including statements about the Company's plans, strategies, focus, beliefs and expectations, are forward-looking. Forward-looking statements speak only as of the date they are made and, except for the Company's ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic, industry or cosmetics category conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the filing of this Form 8-K. Such forward-looking statements include, without limitation, the Company's beliefs, expectations, focus and/or plans about future events, including those regarding (i) the Company’s expectation to finance the Acquisition with the Amendment to RCPC's existing bank term loan facility, and the terms, conditions and expected timing of obtaining such Amendment; (ii) the Company’s expectation of closing the Acquisition in Q4 2013 after satisfying customary closing conditions; (iii) the Company’s expectation to realize an estimated $25 million of synergies after the Acquisition (excluding $40 million of costs for synergy and integration) and the timing of those synergies and costs; (iv) the Company’s plans to continue to execute its business strategy, which is to: (a) build our strong brands, (b) develop our organizational capability, (c) drive our company to act globally, (d) pursue growth opportunities and (e) improve our financial performance; (v) the Company’s expected benefits of completing the Acquisition, such as, without limitation, allowing the Company to capitalize on the Revlon brand globally in all channels and that the Acquisition will be transformational, provide a complementary brand portfolio and channel diversification, allow the Company to exploit innovation capability, provide synergistic savings (and the Company’s approach to integration and synergy realization) and provide enhanced access to broader consumer groups. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in our filings with the SEC, including, without limitation, our 2012 Annual Report on Form 10-K filed with the SEC in February 2013 and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC during 2013 (which may be viewed on the SEC's website at http://www.sec.gov), as well as reasons including (i) difficulties, delays, unanticipated costs or RCPC's inability to consummate the Amendment, in whole or in part, or changes in the terms, conditions and/or timing of any such transaction; (ii) difficulties, delays, unanticipated costs or RCPC's inability to consummate the Acquisition, in whole or in part, or changes in the expected timing of such transaction, such as due to unexpected events that could result in the unavailability of funds to finance the Acquisition; (iii) less than anticipated synergy savings, more than expected costs to achieve the planned synergies, or delays in achieving the expected synergies;  (iv) difficulties, delays, unanticipated costs or the Company’s inability to continue to execute its business strategy, such as (a) less than expected growth of its strong brands, such as due to difficulties, delays, unanticipated costs or the Company’s inability to launch innovative products, such as due to less than effective new product development; less than expected acceptance of the Company’s new products by consumers and/or retail customers; less than expected acceptance of the Company’s brand communication for such products by consumers and/or retail partners; less than expected levels of advertising and/or promotional activities for the Company’s new product launches; less than expected levels of execution with the Company’s retailers; less than anticipated sales of the Company’s new products as a result of consumer response to worldwide economic or other conditions; greater than expected volatility in the sales environment; more than anticipated returns for such products; actions by the Company’s customers impacting its sales, including in response to any decreased consumer spending in response to weak economic conditions or weakness in the cosmetics category in the mass retail and/or professional salon channels; adverse changes in currency exchange rates and/or foreign currency exchange controls; decreased sales of the Company's products as a result of increased competitive activities by the Company’s competitors; changes in consumer purchasing habits, including with respect to shopping channels; retailer inventory management; greater than expected impact from changes in retailer pricing or promotional strategies; greater than anticipated retailer space reconfigurations or reductions in retailer display space; less than anticipated results from the Company's existing or new products or from its advertising, promotional and/or marketing plans; or if the Company’s expenses, including, without limitation, for advertising, promotions and/or marketing activities or for sales returns related to any reduction of retail space, product discontinuances or otherwise, exceed the anticipated level of expenses, (b) difficulties, delays or the inability to develop our organizational capability, (c) our inability to drive our company to act globally, such as due to higher than anticipated levels of investment required to support and build our brands globally and/or less than anticipated results from our regional and/or multi-national brands, (d) difficulties, delays or unanticipated costs in connection with plans to pursue growth opportunities, such as due to those reasons set forth in clause (iv)(a) above and/or difficulties, delays or unanticipated costs in consummating, or the Company’s inability to consummate, transactions to acquire new brands and/or (e) difficulties, delays, unanticipated costs or our inability to improve our financial performance; and/or (v) less than expected benefits from completing the Acquisition, such as (a) difficulties or delays in and/or the Company’s inability to expand its distribution into new channels and/or realize the expected cost synergy opportunities, (b) difficulties or delays in and/or the Company’s inability to expand its product offering and/or reach new consumer groups, (c) difficulties or delays in and/or the Company’s inability to capitalize on TCG’s geographic and channel distribution, leverage their innovation capability and/or benefit from TCG’s complementary brand portfolio and/or (d) difficulties or delays in and/or the Company’s inability to integrate TCG’s business. Factors other than those listed above could also cause the Company’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, the Company’s websites or other websites referenced herein shall not be incorporated by reference into this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Presentation (incorporated by reference to Exhibit 99.1 to Revlon, Inc.'s Form 8-K furnished to the SEC on August 13, 2013).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON CONSUMER PRODUCTS CORPORATION

	By:	/s/ Lauren Goldberg
Lauren Goldberg
Executive Vice President and General Counsel

Date: August 13, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Presentation (incorporated by reference to Exhibit 99.1 to Revlon, Inc.'s Form 8-K furnished to the SEC on August 13, 2013).